EXHIBIT 23.2



              Independent Auditor's Consent and Report on Schedules


                                                                November 7, 1996


To the Board of Directors and Stockholders of MetroVision of North America, Inc.

     We consent to the use in this Registration Statement of MetroVision of North America, Inc. on Form S-4 of our report dated March 8, 1996, which expresses an unqualified opinion and includes an explanatory paragraph referring to MetroVision's ability to continue as a going concern, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of MetroVision of North America, Inc., listed in Item 21(b). These financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.